As filed with the Securities and Exchange Commission on March 3, 2023
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
1STDIBS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3389618 (I.R.S. Employer Identification No.)

51 Astor Place, 3rd Floor New York, New York (Address of principal executive offices)	10003 (Zip Code)
1stdibs.com, Inc. 2021 Stock Incentive Plan 1stdibs.com, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

David S. Rosenblatt
Chief Executive Officer
1stdibs.com, Inc.
51 Astor Place, 3rd Floor
New York, New York 10003
(Name and address of agent for service)

(212) 627-3927
(Telephone number, including area code, of agent for service)

Copies to:

Ronald A. Fleming, Jr. Pillsbury Winthrop Shaw Pittman LLP 31 West 52nd Street New York, New York 10019 (212) 858-1000	Davina K. Kaile Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, California 94304 (650) 233-4500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                             Accelerated filer
Non-accelerated filer  ☒                         Smaller reporting company     ☒
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
General Instruction E Information
Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of increasing the number of securities of the same class as other securities for which certain Registration Statements on Form S-8 relating to the same employee benefit plans are effective. Specifically, this Registration Statement is being filed to register (i) 1,963,010 additional shares of the common stock of 1stdibs.com, Inc. (the "Registrant") for issuance under the 1stdibs.com, Inc. 2021 Stock Incentive Plan and (ii) 392,602 additional shares of the Registrant's common stock for issuance under the 1stdibs.com, Inc. 2021 Employee Stock Purchase Plan, pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on June 10, 2021 (File No. 333-256985) and March 3, 2022 (File No. 333-263267), excluding reports that the Registrant filed with the Commission that were incorporated into such Registration Statements in order to maintain current information about the Registrant, pursuant to General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
    The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023;
(b) The Registrant’s Current Report on Form 8-K, filed on March 1, 2023 (to the extent filed and not furnished); and
(c) The description of the Registrant’s common stock contained in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, together with amendments or reports filed with the Commission for the purpose of updating such description.
    In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions thereof furnished by the Registrant, including, but not limited to, information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
    Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.   Exhibits.

Exhibit No.	Description
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1 (File No. 333-256188), as declared effective by the Commission on June 9, 2021).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
99.1
1stdibs.com, Inc. 2021 Stock Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice, Restricted Stock Unit Agreement, and Restricted Stock Agreement thereunder (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 3, 2022 (the "Form 10-K")).

99.2	1stdibs.com, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Form 10-K).
107.1	Filing Fee Table.
Item 9.	Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 3, 2023.

1STDIBS.COM, INC.

By:	/s/ David S. Rosenblatt
David S. Rosenblatt
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Rosenblatt and Tom Etergino, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-facts and agents, or his or her substitute or resubstitute, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David S. Rosenblatt	Chief Executive Officer and Director	March 3, 2023
David S. Rosenblatt	(Principal Executive Officer)

/s/ Tom Etergino	Chief Financial Officer	March 3, 2023
Tom Etergino	(Principal Financial and Accounting Officer)

/s/ Matthew R. Cohler	Director	March 3, 2023
Matthew R. Cohler

/s/ Lori A. Hickok	Director	March 3, 2023
Lori A. Hickok

/s/ Andrew G. Robb	Director	March 3, 2023
Andrew G. Robb

/s/ Brian J. Schipper	Director	March 3, 2023
Brian J. Schipper

/s/ Paula J. Volent	Director	March 3, 2023
Paula J. Volent